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                                                                    Exhibit 21.0
                        Scientific Games Holdings Corp.
                                  Subsidiaries


                                                   State/jurisdiction
                                                    of incorporation/           Other names under which
Name                                                  organization              business is conducted
---------------------------------                  ------------------           ------------------------------------
Scientific Games Inc.                               Delaware

Scientific Games (Greece), Inc.                     Delaware

GameTec Inc.                                        Delaware                     Scientific Games Acquisition, Inc.

Scientific Games Foreign Sales Corporation          Barbados

Scientific Games International Limited              United Kingdom               Formerly known as Opax International Limited
  Line of business: instant ticket manufacturer
  Number of subsidiaries within US = 0
  Number of subsidiaries outside US = 4

Scientific Games Kommunikations - und               Austria                      Formerly known as TeleControl Kommunikations
  Computersysteme A.G.                                                              und Computersysteme Gesellschaft m.b.h.
 Line of business:  on-line lottery systems
 Number of subsidiaries within US = 0
 Number of subsidiaries outside US = 0